UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Endava plc

(Exact name of registrant as specified in its charter)

England and Wales	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
125 Old Broad Street London EC2N 1AR United Kingdom	Not applicable
(Address of principal executive offices)	(Zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
American Depositary Shares, each representing one Class A ordinary share, nominal value £0.02 per share	New York Stock Exchange
Class A ordinary shares, nominal value £0.02 per share*	New York Stock Exchange*

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-226010

Securities to be registered pursuant to Section 12(g) of the Act: None.

* Not for trading, but only in connection with the listing of the American Depositary Shares on the New York Stock Exchange.  The American Depositary Shares represent the right to receive Class A ordinary shares and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6 (File No. 333-226021).  Accordingly, the American Depositary Shares are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8 thereunder.

Item 1.        Description of Registrant’s Securities to be Registered.
Endava plc (the “Company”) hereby incorporates by reference (a) the description of its Class A ordinary shares, nominal value £0.02 per share, contained under the heading “Description of Share Capital and Articles of Association,” (b) the description of its American Depositary Shares, each representing one Class A ordinary share, nominal value £0.02 per share, contained under the heading “Description of American Depositary Shares” and (c) the information set forth under the heading “Material Tax Considerations,” in each case, in the Company’s Registration Statement on Form F-1 (File No. 333-226010), as originally filed with the Securities and Exchange Commission on June 29, 2018, as amended from time to time (the “Registration Statement”).  In addition, all of the above-referenced descriptions included in any prospectus forming a part of the Registration Statement subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, shall be deemed to be incorporated by reference herein.
Item 2.        Exhibits.
Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ENDAVA PLC

Date: July 24, 2018	By:	/s/ John Cotterell
Name: John Cotterell
Title: Chief Executive Officer

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